Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
F&M Bank Corp.
Timberville, Virginia

We consent to the incorporation by reference in the Registration Statement on Form S-1 of F&M Bank Corp. and Subsidiaries of our report dated March 29, 2013, relating to our audits of the consolidated financial statements, which appears in the Annual Report on Form 10-K of F&M Bank Corp. and Subsidiaries for the year ended December 31, 2012, and to the reference to our firm under the heading “Experts” in the Registration Statement.

                                                      /s/ Elliott Davis, LLC

Richmond, Virginia
March 21, 2014